UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_______________

Amendment No. 2 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 2, 2007

_______________

Millennium India Acquisition Company Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32931	20-4531310
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

330 East 38th Street, Suite 40H New York, NY 10016
(Address of principal executive offices)

Registrant’s telephone number:  (212) 681-6763

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The information in this current report on Form 8-K, which is presented as of the date hereof, amends material previously filed with the Securities and Exchange Commission.

Item 8.01.	Other Events.

On July 26, 2007, we issued a press release announcing the revenues and net income of SMC Group for the first quarter of fiscal year 2008, which was included in Exhibit 99.1 to our current report on Form 8-K filed on August 2, 2007 and which was initially amended in our current report on Form 8-K filed on November 28, 2007 (“Amendment No. 1”).

We are filing this Amendment No. 2 to Form 8-K to:

•
clarify that the projected financial results for the SMC Group included in the press release are presented on a combined basis in accordance with accounting principles generally accepted in the United States (U.S. GAAP); and

•	provide additional information on the projected financial results for the SMC Group, including the assumptions underlying the projected financial results.

	Audited results for the fiscal years ended March 31,*			Projected Results for the fiscal years ending March 31,**
$ millions (U.S.)	2005	2006	2007	2008***	2009	2010
Revenues	$9.27	$18.38	$34.33	$65.96	$94.99	$128.21
Earnings Before Income Taxes	1.83	7.85	18.50	39.04	58.05	80.96
Net Income	1.20	5.44	13.40	25.78	40.94	57.77

*        These figures represent financial results for the SMC Group on a combined basis for the fiscal years ending March 31, 2005, 2006 and 2007, calculated on the basis of separate historical financial statements prepared in accordance with accounting principles generally accepted in India (Indian GAAP).  Please see below for a reconciliation of these amounts to the corresponding amounts in the financial statements of SMC Global Securities Ltd. and SAM Global Securities Ltd., audited in accordance with U.S. GAAP.

**      Represents estimated financial results for the SMC Group on a combined basis for the fiscal years ending March 30, 2008, 2009 and 2010 in accordance with accounting principles generally accepted in the United States (U.S. GAAP).  As disclosed in our proxy statement under “Risk Factors”, the SMC Group’s business and operations are subject to substantial risks.  Accordingly, there can be no assurance that the projected results are indicative of the SMC Group’s future performance or that actual results will not differ materially from the projected results presented above.  Please see below for a list of key assumptions underlying these estimates.

SMC Group’s management has provided the projected results over a three year period.  While projected results were first provided in May 2007, the share purchase transactions were not expected to be consummated until at least the third quarter of fiscal year 2008.  In order to be able to furnish investors with two full years of projected figures, as is customary in India, the SMC Group decided to extend its projections through fiscal year 2010.  Furthermore, the Group believes that its projections for fiscal years 2009 and 2010 permit it to include post-gestation period estimates of results for certain businesses into which it has only recently ventured, including insurance, mutual fund distribution, international commodities distribution (Dubai Gold and Commodities Exchange), online trading and merchant banking.

***           In light of SMC’s and SAM’s financial results for the quarter ended June 30, 2007, which are included in the proxy statement accessible on the SEC’s website at www.sec.gov, it should be noted that the SMC Group’s results in a given quarter tend to be sequentially better than its results in the previous quarter, and the Group’s management therefore believes that a quarter-on-quarter growth of 20-25% for the remainder of fiscal year 2008 is reasonably achievable in the current market environment.  This growth rate would enable the Group to meet its forecasted results for the fiscal year ending March 31, 2008.

The estimated financial results for the SMC Group on a combined basis for the fiscal years ending March 30, 2008, 2009 and 2010 are based on the following key assumptions.  These assumptions are inherently subject to significant uncertainties and actual results may differ materially from the projected results.

(a)
An increase in the number of branches from 803 as of March 31, 2007 to 1,050 by March 2008, 1,200 by March 2009 and 1,600 by March 2010 (which the Group believes to be a reasonable estimate based on historic growth and market potential).  As of December 1, 2007, the SMC Group had 1,025 branches.

(b)
An annual GDP growth in India of 8% (which the Group believes to be a reasonable estimate based on statistics in the “Economic Survey 2006-2007” published by the Government of India, which showed growth rates of 9% and 9.2% for 2005 and 2006, respectively ).

(c)
The absence of any adverse change in the Indian financial markets.  As a financial intermediary, the SMC Group would be negatively affected if Indian financial markets declined for a prolonged period of time.

(d)
An increase in the number of equities customers from 59,000 as of March 31, 2007 to 105,000 by March 2008, 156,000 by March 2009 and 230,400 by March 2010.  As of December 1, 2007, the SMC Group had 95,000 equities customers.

(e)
An increase in equity brokerage income of 60% for fiscal year 2008, 50% for fiscal year 2009 and 40% for fiscal year 2010.  Growth in equity brokerage income for the year ended March 31, 2007 was 60% and the Wall Street Journal, citing analysts, expects stock trading volumes to increase about 50% a year for the next two to three years.

(f)
An increase in the number of commodities customers from 4,000 as of March 31, 2007 to 11,000 by March 2008, 14,300 by March 2009, and 19,200 by March 31 2010.  India’s organized commodities trading markets were liberalized as recently as 2004, and accordingly, growth is still in a nascent stage, especially when considering the large component of GDP that is comprised by agriculture.  While the Indian government has not provided full guidance on its regulatory and reform policy for the commodities sector, due to the sheer growth in the sector and pressure from domestic and foreign business interests, the government is expected shortly to clarify its vision for the full fledged development of this sector.  Notably, in November 2007, the Finance Minister of India stated in a speech in New York that he expects the financial services sector to be the next growth engine of the Indian economy.

(g)
An increase in commodities brokerage income of 40% for fiscal year 2008, 40% for fiscal year 2009 and 40% for fiscal year 2010.  Growth in commodities brokerage income for the year ended March 31, 2007 was 50%.

(h)
An increase in the number of online trading customers to 30,000 by March 2008, 93,750 by March 2009 and 125,000 by March 2010.  Online trading operations were only begun in April 2007 and as of December 1, 2007, the SMC Group had 13,000 customers.  As an increasing number of Indians, particularly younger people who are comfortable with technology, get used to the conveniences afforded by online trading, this market will grow exponentially. Over the past six months, the SMC Group has spent considerable time and investment in building awareness for this new service offering, and as the awareness builds in the marketplace, the Group expects to see an exponential growth in customers who sign up for online trading.

(i)
An average yield per month from arbitrage operations of 17% for fiscal year 2008, 14% for fiscal year 2009 and 12% for fiscal year 2010.  In fiscal year 2007, the average yield per month from arbitrage operations was 18%.

(j)
An increase in insurance income of $2.5 million for fiscal year 2008, $5 million for fiscal year 2009 and $8 million for fiscal year 2010.  In fiscal year 2007, insurance income was approximately $100,000.  The SMC Group commenced its insurance business in August 2006.  As is the case with any new business, the Group’s insurance operations are undergoing a gestation period.  Insurance penetration in India is currently very low, amongst the lowest in the world, and the insurance industry is estimated to be a $80 billion market.  The SMC Group, using its extensive branch network, has invested in building awareness of insurance products both among existing and new clients, and educating them on the benefits of insurance.

(k)	An increase in merchant banking income from $260,000 in fiscal year 2007 to $1.25 million for fiscal year 2008, $5 million for fiscal year 2009 and $10 million for fiscal year 2010.  Merchant banking is a relationship-driven business.  The SMC Group, through its acquisition of Nexgen Capital in 2006, only recently entered this market and has spent time and investment on building relationships with mid-tier and large-tier companies, particularly across the North India/Delhi region, which has fewer merchant banking firms.  The SMC Group is also building relationships with several high-profile companies, which, if they come to fruition, would provide visibility to the Group’s capabilities.  As the SMC Group continues to win new mandates, it expects merchant banking to become a viable business contributing significantly to revenues and income.

(l)	The closing of the share purchase transactions by January 20, 2008.

We believe that a reasonable estimate of the projected impact on forecasted results of not achieving the above-listed assumptions cannot be quantified.  When equities markets decline for a prolonged period of time, many investors tend to increase their investments in the commodities markets, which are sometimes viewed as a natural hedge to equities.  Therefore, while the SMC Group may experience a decline in equities income, income from commodities may rise at the same time.  Furthermore, when capital markets tend to be more volatile, investors (particularly newer investors) tend to invest more of their assets in professionally managed funds, e.g. mutual funds.  In that scenario, while equities brokerage income may decline for the Group, income from the distribution of mutual fund products and institutional brokerage may rise at the same time.   Since changing market conditions generally result in investors changing their asset allocations, a diversified financial services company such as the SMC Group would be able to offset losses in one area at least partially with gains in another.

The following table includes a reconciliation of the results presented above to the corresponding amounts in the financial statements of SMC Global Securities Ltd. and SAM Global Securities Ltd., audited in accordance with U.S. GAAP.

	FY 2005			FY 2006			FY 2007
Particulars	Revenues	Earnings before Income Taxes	Net Income	Revenues	Earnings before Income Taxes	Net Income	Revenues	Earnings before Income Taxes	Net Income
Financials included in table above (Provisional March 31, 2007 Indian GAAP accounts)	9.27	1.83	1.20	18.38	7.85	5.44	34.33	18.50	13.40
Adjusted Final US GAAP PWC figures for SAM Global and SMC Global	9.05	3.67	2.24	17.27	6.94	4.86	24.18	10.41	9.03
Difference	0.22	(1.84)	(1.04)	1.11	0.91	0.58	10.15	8.09	4.37
Due to legal entity structure as at March 31, 2007, financials of SMC Comtrade Ltd. were accounted by PwC using the Equity method. As of April 26, 2007 SMC Comtrade became a fully owned subsidiary of the SMC Group (i.e. SMC Global + SAM Global). (MIAC would have 14.9% ownership in all SMC businesses)	0.40	0.01	0.01	1.90	0.74	0.49	7.78	5.69	4.49
Due to legal entity structure as at March 31, 2007, financials of SMC Comex International DMCC+ Nexgen Capitals Ltd. + DSP Insurance brokers (P) Ltd. were accounted by PwC using the Equity method. Post March 31, 2007, these companies will become fully owned subsidiaries of the SMC Group (i.e. SMC Global + SAM Global). (Millennium would have 14.9% ownership in all SMC businesses)	-	-	-	-	-	-	0.68	0.20	0.19
Differences In Provisional & Audited accounts as on March 31, 2007	-	-	-	-	-	-	0.33	0.40	0.27
Differences in Indian GAAP and US GAAP	(0.18)	(1.85)	(1.03)	(0.79)	0.17	0.30	0.71	1.53	1.18
Currency differences (PWC assumed an exchange rate of 1 USD = INR 43.10 and SMC’s management assumed an exchange rate of 1 USD = INR 42)	-	-	-	-	-	-	0.65	0.28	0.19
Extraordinary gain	-	-	-	-	-	-	-	-	(0.25)
Share of Equity investments	-	-	(0.01)	-	-	(0.21)	-	-	(1.70)
Total	0.22	(1.84)	(1.04)	1.11	0.91	0.58	10.15	8.09	4.37

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Millennium and the SMC Group.  Forward-looking statements are statements that are not historical facts.  Such forward-looking statements, based upon the current beliefs and expectations of Millennium and the SMC Group’s management, are subject to risks and uncertainties which could cause actual results to differ materially from the forward-looking statements. These risk factors and other cautionary language are detailed in Millennium’s filings with the Securities and Exchange Commission, including its definitive proxy statement, as filed on December 21, 2007, and reports on Form 10-Q and Form 10-K.  The information set forth herein should be read in light of such risks.

Our stockholders and other interested parties are urged to read the definitive proxy statement regarding the proposed transaction with the SMC Group because it contains important information.  Copies of the definitive proxy statement and other relevant documents are available without charge online at the Securities and Exchange Commission’s website (http://www.sec.gov) and by mail through requests to Millennium India Acquisition Company Inc., 159 South Drive, Manhasset Hills, NY 11040, attention: F. Jacob Cherian.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium India Acquisition Company Inc.

Dated: January 8, 2008	By:	/s/ F. Jacob Cherian
F. Jacob Cherian
President and Chief Executive Officer